UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2012

BRILLIANT TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-1054825	134000208
(Commission File Number)	(IRS Employer Identification No.)

211 Madison Ave., 28B
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(646) 678-4542

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Brilliant Technologies Corporation (the “Company”) has submitted an offer of settlement with the Securities and Exchange Commission (the “Commission”) to resolve an outstanding proceeding revoking the Company’s registration of securities for its failure to file periodic reports with the Commission in violation of Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Company’s registration will be revoked pursuant to Section 12(j) of the Exchange Act. The Company executed the offer of settlement on July 12, 2012 pursuant to Rule 240(a) of the Rules of Practice of the Commission. The settlement will be completed upon the Company’s furnishing of a Certificate of Corporate Resolution to the Commission.

Once the settlement is complete, the Company plans to file a Form 10 Registration Statement with the Commission by September 30, 2012 in order to register the Corporation’s securities. To further facilitate this matter, the Company is working with its independent auditors, Marcum LLP, in connection with the filing of the Form 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRILLIANT TECHNOLOGIES CORPORATION

Date: July 13, 2012	By:	/s/ Allan Klepfisz
Name: Allan Klepfisz
Title: President and Chief Executive Officer